EXHIBIT 99



STRATEGIA CORPORATION

Proxy Card for 1997 Annual Meeting of Shareholders

THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Marcia G. Bishop and Leigh Ann Dauphinais or either of them (with full power to act alone), as proxy, with the President of Strategia
Corporation (the "Corporation"), having the power to appoint a proxy's substitute, to represent me and to vote all of the shares of the Corporation held of record or which I am otherwise entitled to vote, at the close of business on November 6, 1997, at the 1997 Annual
Meeting of Shareholders to be held at the Corporation's main offices at 10301 Linn Station Road, Louisville,
Kentucky, on Tuesday, December 16, 1997, at 2:00 p.m., local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as indicated herein.

     THIS PROXY CARD IS SOLICITED BY THE BOARD OF
DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN
ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT.  IF
NO INSTRUCTION IS INDICATED, THE SHARES REPRESENTED
BY THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES
LISTED IN ITEM 1 OR CUMULATIVELY, IN THE BOARD OF
DIRECTORS' DISCRETION, AND "FOR" ITEM 2 AND 3.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
ALL OF THE NOMINEES LISTED IN ITEM 1, AND   Please mark _______
"FOR" ITEMS 2,3 AND 4.                      your votes as
                                            indicated in    X
                                            this example. _____

1.  ELECTION OF DIRECTORS    John A. Brentzel, James P. Buren,
                             Richard W. Smith, and John P.
                             Snyder
FOR all nominees      WITHHOLD
 (except otherwise    AUTHORITY
 indicated on the     to vote for all nominees.
 line at right).      (INSTRUCTION:  To withhold authority
   _________          to vote for any individual nominee,
                      write the nominee's name on the line
                      below.)
                      ______________

                      ____________________________________

2. AMENDMENT OF STOCK OPTION PLAN. Proposal to amend and restate the 1988 Stock Option Plan, as described in the accompanying proxy statement.

   FOR           AGAINST          ABSTAIN

  ______         ________         ________

3. OTHER BUSINESS. In their discretion, the proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

   FOR           AGAINST         ABSTAIN

  ______        ________         _________


Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:  __________________________, 1997

_______________________________________
Signature

_______________________________________
Additional signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.